Exhibit 99.1

Central Garden & Pet Announces Record Q3 Fiscal 2023 Financial Results

Fiscal 2023 Q3 net sales of $1,023 million
Fiscal 2023 Q3 EPS of $1.56; Non-GAAP EPS of $1.75
Raises outlook for fiscal 2023 Non-GAAP EPS to $2.55 or better

WALNUT CREEK, Calif.--(BUSINESS WIRE)--August 2, 2023--Central Garden & Pet Company (NASDAQ: CENT) (NASDAQ: CENTA) (“Central”), a market leader in the Pet and Garden industries, today announced its third quarter fiscal 2023 financial results for the period ended June 24, 2023.

“We delivered record operating income and earnings per share in the third quarter while expanding gross margin, growing market share and significantly improving our cash position. We are also pleased with the progress we are making on our cost and simplicity program,” said Tim Cofer, CEO of Central Garden & Pet. “Given our record Q3 performance, coupled with the early visibility we have into the fourth quarter, we are raising our outlook for the full year.”

Fiscal 2023 Third Quarter Financial Results

Net sales increased 1% to $1,023 million from $1,015 million a year ago.

Gross margin expanded by 80 basis points to 31.1% from 30.3% a year ago, and by 160 basis points to 31.9% on a non-GAAP basis. The gross margin expansion was driven by improved pricing, cost management and favorable product mix.

Operating income increased 8% to $123 million from $114 million a year ago, and 20% to $137 million on a non-GAAP basis. Operating margin expanded by 80 basis points to 12.0% from 11.2% in the prior year, and by 220 basis points to 13.4% on a non-GAAP basis. The operating margin expansion was driven by improved gross profit and reduced commercial spend to align with demand.

Net interest expense was $13 million compared to $14 million in the prior year quarter.

The Company's net income increased 10% to $83 million from $75 million a year ago, and 24% to $94 million on a non-GAAP basis. Earnings per share increased $0.17 to $1.56 from $1.39 in the prior year, and $0.36 to $1.75 on a non-GAAP basis. Adjusted EBITDA increased 17.3% to $166 million from $141 million in the prior year.

The Company’s effective tax rate was 24.4% compared to 23.7% in the prior year quarter.

Pet Segment Fiscal 2023 Third Quarter Results

Net sales for the Pet segment of $503 million were essentially flat compared to $505 million in the prior year. Strength in Dog & Cat Treats & Toys as well as Bird was offset by lower sales in Outdoor Cushions and lower demand for durable pet products.

Pet segment operating income was $60 million compared to $63 million a year ago and increased 18% to $74 million on a non-GAAP basis. Operating margin was 11.9% compared to 12.4% in the prior year. On a non-GAAP basis, operating margin increased by 230 basis points to 14.7% driven by improved pricing and cost management. Pet segment adjusted EBITDA was $84 million compared to $72 million a year ago.

Garden Segment Fiscal 2023 Third Quarter Results

Net sales for the Garden segment increased 2% to $520 million from $511 million a year ago. Strength in Live Goods, Packet Seed and Wild Bird was partly offset by lower sales in Distribution and Grass Seed.

Garden segment operating income increased 17% to $88 million from $76 million a year ago, and operating margin increased by 210 basis points to 16.9% from 14.8% in the prior year. The increase in operating margin was mainly driven by improved pricing, favorable product mix and cost management. Garden segment adjusted EBITDA increased 17% to $99 million from $85 million in the prior year quarter.

Additional Information

The Company's cash balance at the end of the quarter was $333 million compared to $196 million a year ago. Cash provided by operations during the quarter was $325 million compared to $190 million a year ago. The increase in cash provided by operations was driven by a reduction in inventory as the Company converted inventory to cash.

Total debt as of June 24, 2023 and June 25, 2022 was $1.2 billion. The Company's leverage ratio, as defined in the Company's credit agreement, at the end of the third quarter was 3.1x compared to 2.9x at the end of the prior year quarter. The Company repurchased approximately 466,011 shares or $16.7 million of its stock during the quarter.

Cost and Simplicity Program

The Company continues to progress its multi-year cost and simplicity program consisting of a pipeline of projects across a number of key areas including procurement, manufacturing, logistics, portfolio management and administrative costs to simplify its business and improve efficiency across the organization. In the third quarter fiscal 2023, as expected, the Company incurred $14 million of one-time charges related to the closure of its pet bedding facility in Texas, the majority of which were non-cash.

Earlier this week, the Company completed the sale of its independent garden center distribution business to reduce complexity and improve margins. The Company will retain its third-party distribution business with its largest three retail partners and select other national accounts. The Company will share more details on its earnings call.

Fiscal 2023 Guidance

Taking the record Q3 performance into account, coupled with the early visibility into the fourth quarter, the Company now expects fiscal 2023 non-GAAP EPS of $2.55 or better. This outlook reflects the macroeconomic uncertainty, cost inflation, evolving consumer behavior and unfavorable retailer inventory dynamics, as well as pricing actions and productivity initiatives across the Company's portfolio. The Company anticipates capital spending significantly below fiscal 2022 levels. Fiscal 2023 will have 53 weeks compared to 52 weeks in fiscal 2022. This outlook excludes the impact of any acquisitions, divestitures or restructuring activities that may occur during fiscal 2023, including any projects under the cost and simplicity program.

Conference Call

The Company's senior management will hold a conference call today at 4:30 p.m. Eastern Time (1:30 p.m. Pacific Time) to discuss its third quarter fiscal 2023 financial results and provide a general business update. The conference call and related materials can be accessed at http://ir.central.com.

Alternatively, to listen to the call by telephone, dial (201) 689-8345 (domestic and international) using confirmation #13738720.

About Central Garden & Pet

Central Garden & Pet Company (NASDAQ: CENT) (NASDAQ: CENTA) understands that home is central to life and has proudly nurtured happy and healthy homes for over 40 years. With fiscal 2022 net sales of $3.3 billion, Central is on a mission to lead the future of the Pet and Garden industries. The Company’s innovative and trusted products are dedicated to helping lawns grow greener, gardens bloom bigger, pets live healthier and communities grow stronger. Central is home to a leading portfolio of more than 65 high-quality brands including Amdro®, Aqueon®, Cadet®, Farnam®, Ferry-Morse®, Four Paws®, Kaytee®, K&H®, Nylabone® and Pennington®, strong manufacturing and distribution capabilities and a passionate, entrepreneurial growth culture. Central is based in Walnut Creek, California and has over 7,000 employees across North America and Europe. Visit www.central.com to learn more.

Safe Harbor Statement

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: The statements contained in this release which are not historical facts, including statements concerning cost inflation, evolving consumer behavior and unfavorable retailer inventory dynamics, pricing actions, productivity initiatives and reduced capital spending, and earnings guidance for fiscal 2023, are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by forward-looking statements. All forward-looking statements are based upon the Company’s current expectations and various assumptions. There are a number of risks and uncertainties that could cause our actual results to differ materially from the forward-looking statements contained in this release including, but not limited to, the following factors:

  high inflation, rising interest rates, a potential recession and other adverse macro-economic conditions;
  fluctuations in market prices for seeds and grains and other raw materials;
  our ability to pass through cost increases in a timely manner;
  fluctuations in energy prices, fuel and related petrochemical costs;
  declines in consumer spending and increased inventory risk during economic downturns;
  the potential for future reductions in demand for product categories that benefited from the COVID-19 pandemic, including the potential for reduced orders as retailers work through excess inventory;
  adverse weather conditions;
  the success of our Central to Home strategy and our Cost and Simplicity program;
  risks associated with our acquisition strategy, including our ability to successfully integrate acquisitions and the impact of purchase accounting on our financial results;
  restructuring activities to improve long-term profitability;
  supply chain delays and disruptions resulting in lost sales, reduced fill rates and service levels, and delays in expanding capacity and automating processes;
  seasonality and fluctuations in our operating results and cash flow;
  supply shortages in pet birds, small animals and fish;
  dependence on a small number of customers for a significant portion of our business;
  consolidation trends in the retail industry;
  risks associated with new product introductions, including the risk that our new products will not produce sufficient sales to recoup our investment;
  competition in our industries;
  continuing implementation of an enterprise resource planning information technology system;
  potential environmental liabilities;
  risks associated with international sourcing;
  impacts of tariffs or a trade war;
  access to and cost of additional capital;
  potential goodwill or intangible asset impairment;
  our dependence upon our key executives;
  our ability to recruit and retain new members of our management team to support our growing businesses and to hire and retain employees;
  our ability to protect our trademarks and other proprietary rights;
  litigation and product liability claims;
  regulatory issues;
  the impact of product recalls;
  potential costs and risks associated with actual or potential cyberattacks;
  potential dilution from issuance of authorized shares;
  the voting power associated with our Class B stock; and
  the impact of new accounting regulations and the possibility our effective tax rate will increase as a result of future changes in the corporate tax rate or other tax law changes.

These risks and others are described in the Company’s Securities and Exchange Commission filings. The Company undertakes no obligation to publicly update these forward-looking statements to reflect new information, subsequent events or otherwise. The Company has not filed its Form 10-Q for the fiscal quarter ended June 24, 2023, so all financial results are preliminary and subject to change.

CENTRAL GARDEN & PET COMPANY
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share amounts, unaudited)

ASSETS	June 24, 2023	June 25, 2022	September 24, 2022
Current assets:
Cash and cash equivalents	$333,139	$195,791	$177,442
Restricted cash	13,542	12,676	14,742
Accounts receivable (less allowances of $29,245, $28,106 and $26,246)	492,850	505,896	376,787
Inventories, net	865,496	882,522	938,000
Prepaid expenses and other	36,655	36,359	46,883
Total current assets	1,741,682	1,633,244	1,553,854
Plant, property and equipment, net	392,332	390,326	396,979
Goodwill	546,436	511,973	546,436
Other intangible assets, net	512,175	490,959	543,210
Operating lease right-of-use assets	172,379	193,627	186,344
Other assets	54,943	125,797	55,179
Total	$3,419,947	$3,345,926	$3,282,002

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$198,406	$241,093	$215,681
Accrued expenses	247,517	228,882	201,783
Current lease liabilities	50,209	45,860	48,111
Current portion of long-term debt	255	352	317
Total current liabilities	496,387	516,187	465,892

Long-term debt	1,187,498	1,185,842	1,186,245
Long-term lease liabilities	132,419	155,002	147,724
Deferred income taxes and other long-term obligations	156,537	136,490	147,429

Equity:
Common stock, $0.01 par value: 11,098,584, 11,322,012 and 11,296,351 shares outstanding at June 24, 2023, June 25, 2022 and September 24, 2022	111	113	113
Class A common stock, $0.01 par value: 40,986,336, 41,745,551 and 41,336,223 shares outstanding at June 24, 2023, June 25, 2022 and September 24, 2022	410	417	413
Class B stock, $0.01 par value: 1,602,374, 1,612,374 and 1,612,374 at June 24, 2023, June 25, 2022 and September 24, 2022	16	16	16
Additional paid-in capital	588,731	581,060	582,056
Retained earnings	858,217	771,341	755,253
Accumulated other comprehensive loss	(1,955)	(1,924)	(4,145)
Total Central Garden & Pet Company shareholders’ equity	1,445,530	1,351,023	1,333,706
Noncontrolling interest	1,576	1,382	1,006
Total equity	1,447,106	1,352,405	1,334,712
Total	$3,419,947	$3,345,926	$3,282,002

CENTRAL GARDEN & PET COMPANY
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts, unaudited)

	Three Months Ended		Nine Months Ended
	June 24, 2023	June 25, 2022	June 24, 2023	June 25, 2022
Net sales	$1,023,269	$1,015,378	$2,559,936	$2,631,146
Cost of goods sold	705,217	707,752	1,810,547	1,838,532
Gross profit	318,052	307,626	749,389	792,614
Selling, general and administrative expenses	195,222	193,547	548,112	545,476
Operating income	122,830	114,079	201,277	247,138
Interest expense	(14,542)	(14,422)	(43,887)	(43,633)
Interest income	1,408	87	2,287	188
Other income (expense)	853	(759)	3,147	(1,337)
Income before income taxes and noncontrolling interest	110,549	98,985	162,824	202,356
Income tax expense	27,000	23,430	39,446	47,319
Income including noncontrolling interest	83,549	75,555	123,378	155,037
Net income attributable to noncontrolling interest	423	135	570	895
Net income attributable to Central Garden & Pet Company	$83,126	$75,420	$122,808	$154,142
Net income per share attributable to Central Garden & Pet Company:
Basic	$1.58	$1.42	$2.34	$2.89
Diluted	$1.56	$1.39	$2.30	$2.82
Weighted average shares used in the computation of net income per share:
Basic	52,464	53,237	52,462	53,392
Diluted	53,380	54,329	53,466	54,658

CENTRAL GARDEN & PET COMPANY
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands, unaudited)

	Nine Months Ended
	June 24, 2023	June 25, 2022
Cash flows from operating activities:
Net income	$123,378	$155,037
Adjustments to reconcile net income to net cash used by operating activities:
Depreciation and amortization	65,504	58,333
Amortization of deferred financing costs	2,023	1,982
Non-cash lease expense	38,180	36,042
Stock-based compensation	20,632	18,879
Debt extinguishment costs	—	169
Deferred income taxes	9,125	8,199
Facility closure	13,921	—
Loss (gain) on sale of property and equipment	(557)	(53)
Other operating activities	107	7
Change in assets and liabilities:
Accounts receivable	(115,358)	(121,392)
Inventories	69,610	(198,360)
Prepaid expenses and other assets	6,530	1,383
Accounts payable	(12,248)	(1,679)
Accrued expenses	44,221	(7,072)
Other long-term obligations	(55)	236
Operating lease liabilities	(37,449)	(34,108)
Net cash provided (used) by operating activities	227,566	(82,397)
Cash flows from investing activities:
Additions to plant, property and equipment	(40,850)	(98,553)
Investments	(500)	(2,318)
Other investing activities	(100)	40
Net cash used in investing activities	(41,450)	(100,831)
Cash flows from financing activities:
Repayments of long-term debt	(223)	(992)
Borrowings under revolving line of credit	48,000	—
Repayments under revolving line of credit	(48,000)	—
Repurchase of common stock, including shares surrendered for tax withholding	(33,409)	(41,834)
Payment of contingent consideration liability	(33)	(196)
Distribution to noncontrolling interest	—	(806)
Payment of financing costs	—	(2,410)
Net cash used by financing activities	(33,665)	(46,238)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	2,046	(1,589)
Net increase in cash, cash equivalents and restricted cash	154,497	(231,055)
Cash, cash equivalents and restricted cash at beginning of period	192,184	439,522
Cash, cash equivalents and restricted cash at end of period	$346,681	$208,467
Supplemental information:
Cash paid for interest	$49,419	$48,902
Cash paid for taxes	$5,363	$31,406
New operating lease right of use assets	$25,424	$64,504

Use of Non-GAAP Financial Measures

We report our financial results in accordance with accounting principles generally accepted in the United States (GAAP). However, to supplement the financial results prepared in accordance with GAAP, we use non-GAAP financial measures including non-GAAP net income and diluted net income per share, non-GAAP operating income and adjusted EBITDA. Management believes non-GAAP financial measures may be useful to investors in their assessment of our ongoing operating performance and provide additional meaningful comparisons between current results and results in prior operating periods.

Adjusted EBITDA is defined by us as income before income tax, net other expense, net interest expense, depreciation and amortization and stock-based compensation (or operating income plus depreciation and amortization and stock-based compensation expense). Adjusted EBITDA further excludes one-time charges related to facility closures. We present adjusted EBITDA because we believe that adjusted EBITDA is a useful supplemental measure in evaluating the cash flows and performance of our business and provides greater transparency into our results of operations. Adjusted EBITDA is used by our management to perform such evaluation. Adjusted EBITDA should not be considered in isolation or as a substitute for cash flow from operations, income from operations or other income statement measures prepared in accordance with GAAP. We believe that adjusted EBITDA is frequently used by investors, securities analysts and other interested parties in their evaluation of companies, many of which present adjusted EBITDA when reporting their results. Other companies may calculate adjusted EBITDA differently and it may not be comparable.

The reconciliations of these non-GAAP measures to the most directly comparable financial measures calculated and presented in accordance with GAAP are shown in the tables below. We have not provided a reconciliation of non-GAAP guidance measures to the corresponding GAAP measures on a forward-looking basis due to the potential variability and limited visibility of excluded items. We believe that the non-GAAP financial measures provide useful information to investors and other users of our financial statements by allowing for greater transparency in the review of our financial and operating performance. Management also uses these non-GAAP measures in making financial, operating and planning decisions and in evaluating our performance, and we believe it may be useful to investors in evaluating our financial and operating performance and the trends in our business from management's point of view. While our management believes that non-GAAP measurements are useful supplemental information, such adjusted results are not intended to replace our GAAP financial results and should be read in conjunction with those GAAP results.

Non-GAAP financial measures reflect adjustments based on the following items:

  Facility closure: we have excluded the impact of the closure of our Athens, Texas pet bedding facility as it represents an infrequent transaction that occurs in limited circumstances that impacts the comparability between operating periods. We believe the adjustment of closure costs supplements the GAAP information with a measure that may be used to assess the sustainability of our operating performance.

From time to time in the future, there may be other items that we may exclude if we believe that doing so is consistent with the goal of providing useful information to investors and management.

  During the third quarter of fiscal 2023, we recognized incremental expense of $13.9 million in the consolidated statement of operations, from the closure of a leased manufacturing and distribution facility in Athens, Texas.

Net Income and Diluted Net Income Per Share Reconciliation		GAAP to Non-GAAP Reconciliation For the Three Months Ended		GAAP to Non-GAAP Reconciliation For the Nine Months Ended
		June 24, 2023	June 25, 2022	June 24, 2023	June 25, 2022
		(in thousands, except per share amounts)
GAAP net income attributable to Central Garden & Pet Company		$83,126	$75,420	$122,808	$154,142
Facility closure	(1)	13,921	—	13,921	—
Tax effect of facility closure		(3,373)	—	(3,373)	—
Non-GAAP net income attributable to Central Garden & Pet Company		$93,674	$75,420	$133,356	$154,142

GAAP diluted net income per share		$1.56	$1.39	$2.30	$2.82
Non-GAAP diluted net income per share		$1.75	$1.39	$2.49	$2.82

Shares used in GAAP and non-GAAP diluted net income per share calculation		53,380	54,329	53,466	54,658
Operating Income Reconciliation	GAAP to Non-GAAP Reconciliation
	For Three Months Ended June 24, 2023			For the Nine Months Ended June 24, 2023
	GAAP	Facility Closure (1)	Non-GAAP	GAAP	Facility Closure (1)	Non-GAAP
	(in thousands)
Net sales	$1,023,269	$—	$1,023,269	$2,559,936	$—	$2,559,936
Cost of goods sold and occupancy	705,217	8,010	697,207	1,810,547	8,010	1,802,537
Gross profit	$318,052	$(8,010)	$326,062	$749,389	$(8,010)	$757,399
Selling, general and administrative expenses	195,222	5,911	189,311	548,112	5,911	542,201
Income from operations	$122,830	$(13,921)	$136,751	$201,277	$(13,921)	$215,198
Pet Segment Operating Income Reconciliation		GAAP to Non-GAAP Reconciliation For the Three Months Ended		GAAP to Non-GAAP Reconciliation For the Nine Months Ended
		Pet		Pet
		June 24, 2023	June 25, 2022	June 24, 2023	June 25, 2022
		(in thousands)
GAAP operating income		$59,969	$62,616	$154,779	$168,512
Facility closure	(1)	13,921	—	13,921	—
Non-GAAP operating income		$73,890	$62,616	$168,700	$168,512

Adjusted EBITDA Reconciliation		GAAP to Non-GAAP Reconciliation For the Three Months Ended June 24, 2023
		Pet	Garden	Corp	Total
		(in thousands)
Net income attributable to Central Garden & Pet Company		$—	$—	$—	$83,126
Interest expense, net		—	—	—	13,134
Other income		—	—	—	(853)
Income tax expense		—	—	—	27,000
Net income attributable to noncontrolling interest		—	—	—	423
Income (loss) from operations		59,969	88,088	(25,227)	122,830
Depreciation & amortization		10,060	10,823	818	21,701
Noncash stock-based compensation		—	—	7,305	7,305
Facility closure	(1)	13,921	—	—	13,921
Adjusted EBITDA		$83,950	$98,911	$(17,104)	$165,757
Adjusted EBITDA Reconciliation	GAAP to Non-GAAP Reconciliation For the Three Months Ended June 25, 2022
	Pet	Garden	Corp	Total
	(in thousands)
Net income attributable to Central Garden & Pet Company	$—	$—	$—	$75,420
Interest expense, net	—	—	—	14,335
Other expense	—	—	—	759
Income tax expense	—	—	—	23,430
Net income attributable to noncontrolling interest	—	—	—	135
Income (loss) from operations	62,616	75,564	(24,101)	114,079
Depreciation & amortization	9,791	9,118	975	19,884
Noncash stock-based compensation	—	—	7,400	7,400
Adjusted EBITDA	$72,407	$84,682	$(15,726)	$141,363
Adjusted EBITDA Reconciliation		GAAP to Non-GAAP Reconciliation For the Nine Months Ended June 24, 2023
		Pet	Garden	Corp	Total
		(in thousands)
Net income attributable to Central Garden & Pet Company		$—	$—	$—	$122,808
Interest expense, net		—	—	—	41,600
Other income		—	—	—	(3,147)
Income tax expense		—	—	—	39,446
Net income attributable to noncontrolling interest		—	—	—	570
Income (loss) from operations		154,779	126,887	(80,389)	201,277
Depreciation & amortization		30,647	32,483	2,374	65,504
Noncash stock-based compensation		—	—	20,632	20,632
Facility closure	(1)	13,921	—	—	13,921
Adjusted EBITDA		$199,347	$159,370	$(57,383)	$301,334

Adjusted EBITDA Reconciliation	GAAP to Non-GAAP Reconciliation For the Nine Months Ended June 25, 2022
	Pet	Garden	Corp	Total
	(in thousands)
Net income attributable to Central Garden & Pet Company	$—	$—	$—	$154,142
Interest expense, net	—	—	—	43,445
Other expense	—	—	—	1,337
Income tax expense	—	—	—	47,319
Net income attributable to noncontrolling interest	—	—	—	895
Income (loss) from operations	168,512	152,132	(73,506)	247,138
Depreciation & amortization	28,879	26,457	2,997	58,333
Noncash stock-based compensation	—	—	18,879	18,879
Adjusted EBITDA	$197,391	$178,589	$(51,630)	$324,350

Contacts

Investor Relations Contact
Friederike Edelmann
VP, Investor Relations
(925) 412-6726
fedelmann@central.com